UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2019

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 West 35th Street, Suite 806 New York, NY	10001
(Address of principal executive offices)	(Zip Code)

877-878-8136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	FTNW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On July 2, 2019, FTE Networks, Inc. (“FTE”) completed its previously announced debt restructuring by entering into an amended and restated Credit Agreement (the “Credit Agreement Amendment”) by and among the Company and its subsidiaries, Lateral Juscom Feeder LLC (“Lateral”) and several lenders party thereto (together with Lateral, the “Lenders”) and by amending and restating its Series A convertible notes (the “Series A Notes”) and Series B promissory notes (the “Series B Notes”) issued to Fred Sacramone and Brian McMahon (together, the “Benchmark Sellers”) and a super-senior bridge loan note (the “Bridge Note,” and together with the Series A Notes and the Series B Notes, the “Notes”) issued to Mr. Sacramone.

Credit Agreement Amendment Summary

Pursuant to the Credit Agreement Amendment, terms of the $12.9 million super-senior bridge loan (the “Lateral Bridge Loan”) were amended to extend the maturity to September 30, 2020, to amend the interest rate to 12% per annum payable in cash, to add a 4% extension fee to the principal amount (subject to reduction) and to provide for monthly amortization payments based on available cash flow. In addition, the terms of the $37.9 million senior debt were amended to extend the maturity to April 30, 2021, amend the interest rate to 12% per annum payable in cash, to add a 4% extension fee to the principal amount thereof (subject to reduction) and to include monthly amortization payments based on available cash flow.

As consideration for the Credit Agreement Amendment, the Company issued to the Lenders 1,500,000 shares of the Company’s common stock and warrants (the “Warrants”) exercisable to purchase 3,173,731 shares of the Company’s common stock (collectively, the “Lender Securities”) with an initial exercise price of $3.00 per share. Pursuant to the terms of the Warrants, in the event the Lateral Bridge Loan has not been paid by October 31, 2019, the exercise per share of half of the Warrants shall be automatically reset to $0.01 and in the event the Lateral Bridge Loan has not been paid by December 31, 2019, the exercise per share of the other half of the Warrants shall be automatically reset to $0.01. The Company also agreed that on December 31, 2019, the aggregate number of shares of the Company’s common stock issuable upon exercise of the Warrants will be automatically adjusted on December 31, 2019 such that that Lateral and its affiliates will beneficially own, in the aggregate, inclusive of all shares of common stock previously issued, 25% of the outstanding shares of the Company’s common stock on a fully-diluted basis, subject to certain exceptions. As previously announced, on June 14, 2019, the NYSE American LLC (the “Exchange”) granted the Company’s request to rely on an exception to the shareholder approval requirements otherwise applicable to the issuance of the Lender Securities.

As additional consideration for the Credit Agreement Amendment, the Company and Lateral entered into a registration rights agreement (the “Registration Rights Agreement”) whereby the Company agreed to register the common stock issued to Lateral. The Company and Lateral also entered into an investor rights agreement (the “Investor Rights Agreement”) whereby the Company agreed that within sixty days of its execution, the Company shall set the number of directors on its Board of Directors at seven and Lateral shall be entitled to nominate one of such seven directors.

The foregoing descriptions of the Credit Agreement Amendment, form of Warrant, Registration Rights Agreement and Investor Rights Agreement does not purport to be complete and are qualified in its entirety by reference to the full text of the same, copies of which are filed herewith as Exhibits 10.1, 4.1, 10.2 and 10.3, respectively.

Note Amendments Summary

The Series A Notes and Series B Notes were amended to extend the maturity date to July 30, 2021 and to amend the interest rate to 8% per annum to be paid in kind until the borrowings under the Credit Agreement are repaid in full. The Bridge Note was amended to extend the maturity date to September 30, 2020, to capitalize the accrued interest as of July 2, 2019 and to provide for monthly cash interest payments. Additionally, all of the Notes were amended to provide for monthly amortization payments based on available cash flow.

The foregoing descriptions of the amendments to the Series A Notes, Series B Notes and Bridge Note does not purport to be complete and are qualified in its entirety by reference to the full text of the same, copies of which are filed herewith as Exhibits 10.4, 10.5 and 10.6.

As consideration for amending and restating the Notes, the Company entered into subscription agreements (the “Subscription Agreements”) pursuant to which it issued to the Benchmark Sellers an aggregate of 1,951 shares of the Company’s Series A Preferred Stock and 296 shares of the Company’s Series A-1 Preferred Stock (collectively, the “Series A Preferred”), which the Benchmark Sellers immediately exchanged, pursuant to exchange agreements (the “Exchange Agreements”), for an aggregate of 100 shares of a new series of preferred stock (the “Series H Preferred,” and together with the Series A Preferred, the “Preferred Stock”). The Series H Preferred has no dividend rights, no liquidation preference, is not convertible and has perpetual voting rights equivalent to 51% of the total number of votes that may be cast by all outstanding shares of capital stock of the Company. As previously announced, on June 14, 2019, the NYSE American LLC (the “Exchange”) granted the Company’s request to rely on an exception to the shareholder approval requirements otherwise applicable to the issuance of the Series A Preferred and Series H Preferred.

The foregoing descriptions of the amendments to the Subscription Agreements and Exchange Agreements does not purport to be complete and are qualified in its entirety by reference to the full text of the forms of the same, copies of which are filed herewith as Exhibits 10.7 and 10.8.

Item 3.02	Unregistered Sales of Equity Securities.

As described above, on July 2, 2019, the Company delivered pursuant to the Credit Agreement Amendment, the Lender Securities to the Lenders and to the Benchmark Sellers, pursuant to those certain Subscription Agreements, the Series A Preferred which were exchanged immediately pursuant to those certain Exchange Agreements for the Series H Preferred. The issuance of the Lender Securities to the Lenders and the Series A Preferred and Series H Preferred to the Benchmark Sellers were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 29, 2019, the Company filed a Certificate of Designation (the “Certificate of Designation”) with the Secretary of State of the State of Nevada to amend its Amended and Restated Articles of Incorporation. The Certificate of Designation fixes the designations, preferences, limitations and relative rights of 100 shares of the Company’s Series H Preferred Stock, $0.01 par value per share.

The description of the terms of the Series H Preferred contained in Item 1.01 above is incorporated by reference into this Item 5.03. Such description is qualified by reference to the Certificate of Designation, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation filed with the Secretary of State of Nevada

4.1	Form of Warrant

10.1	Credit Agreement Amendment

10.2	Registration Rights Agreement

10.3	Investor Rights Agreement

10.4	Series A Notes

10.5	Series B Notes

10.6	Bridge Note

10.7	Form of Subscription Agreements

10.8	Form of Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE NETWORKS, INC.

By:	/s/ Fred Sacramone
Fred Sacramone
Interim Chief Executive Officer

Date: July 8, 2019